UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2017

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On September 29, 2017, H.B. Fuller Company (the “Company”, “we”, “us” or “our”) entered into an amendment (the “Amendment”) to our Credit Agreement, dated as of April 12, 2017 (as amended or otherwise modified prior to the effectiveness of the Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Amendment is referred to herein as the “Credit Agreement” ) with (i) JPMorgan Chase Bank, N.A., as administrative agent, (ii) U.S. Bank National Association, Citibank, N.A., and Morgan Stanley MUFG Loan Partners, LLC, as co-syndication agents, (iii) Bank of America, N.A., HSBC Bank USA, National Association, and PNC Bank, National Association, as co-documentation agents, and (iv) various other financial institutions party thereto as lenders.

The amendments set forth in the Amendment will become effective upon satisfaction of certain conditions, and effectiveness is expected to occur concurrently with consummation of our acquisition of Royal Sealants & Adhesives, a leading global, pure-play manufacturer of specialty adhesives and sealants, which we previously announced on September 4, 2017.

The Amendment generally requires that certain of our material domestic subsidiaries guarantee the payment when due of all of the payment obligations of the Company under the Credit Agreement. The Amendment also requires that we and certain of our material domestic subsidiaries grant a security interest in substantially all of our and their personal and real property as collateral security for the payment obligations of the Company and its subsidiaries under the Credit Agreement and guaranties.

Upon effectiveness of the Amendment, the Credit Agreement will continue to provide for a $400.0 million revolving credit facility. The Credit Agreement will allow the Company to borrow at interest rates that include, at the Company’s option, (i) a spread over a floating rate equal to the greatest of (a) the prime rate, (b) the greater of the federal funds effective rate and the overnight bank funding rate from time to time plus one-half of one percent, and (c) the Adjusted LIBO Rate for a one month interest period plus one percent, or (ii) a spread over a fixed rate equal to the 1-, 2-, 3 or 6-month Adjusted LIBO Rate. The interest rate spread is determined by the Company’s consolidated secured leverage ratio.

Consistent with the Existing Credit Agreement, the maturity date of the Credit Agreement is April 12, 2022, at which time all outstanding loans under the revolving credit facility mature. Subject to certain conditions, the Company may prepay amounts due under the revolving credit facility.

The Credit Agreement contains representations, warranties, covenants and other agreements that are customary for transactions of this type. Among other things, the Company’s covenants address financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There is also a financial covenant that requires the Company to maintain a secured leverage ratio (defined as the ratio of “Consolidated Total Indebtedness” that is secured by a lien to “Consolidated EBITDA” for the period of the four most recent consecutive fiscal quarters) of no greater than (i) for our fiscal quarters ending after the effectiveness of the Amendment and before June 2, 2018, 6.50 to 1.00, (ii) for our fiscal quarter ending June 2, 2018, 6.25 to 1.00, and (iii) for our fiscal quarter ending September 1, 2018 and each fiscal quarter thereafter, 5.90 to 1.00, as further defined in the Credit Agreement. The Credit Agreement also imposes certain customary limitations and requirements on the Company with respect to the incurrence of indebtedness and liens, investments, mergers, acquisitions and dispositions of assets.

Amounts due under the Credit Agreement may be accelerated upon an Event of Default as defined in the Credit Agreement, such as breach of a representation, covenant or agreement of the Company or the occurrence of bankruptcy, if not otherwise waived or cured.

The Company has also agreed to indemnify the administrative agent, lenders and certain related parties against certain liabilities on customary terms.

*        *        *

Some of the parties to the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

A copy of the Amendment is attached hereto as an exhibit and expressly incorporated by reference herein. The foregoing descriptions are qualified in their entirety by reference to the actual terms of the Amendment and the Credit Agreement.

The foregoing descriptions and the copy of the Amendment have been included to provide information regarding the terms of the agreements. They are not intended to provide any other factual information about the Company. In particular, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of a presentation to investors regarding the Royal acquisition is filed with this report as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), otherwise subject to liability under Section 18 of the Exchange Act, or deemed to be incorporated by reference into our filings under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

No.	Description

10.1	Amendment No. 1 to the Credit Agreement, dated as of September 29, 2017, by and among H.B. Fuller Company, H.B. Fuller Finance (Ireland) Unlimited Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

Date: October 2, 2017	By:	/s/ John. J. Corkrean
John J. Corkrean
Executive Vice President and Chief Financial Officer